EXHIBIT 99.2

The PMI Group, Inc.

Offer to Exchange

a new series of

2.50% Senior Convertible Debentures due 2021

(CUSIP No.             )

and an Exchange Fee

for all outstanding

2.50% Senior Convertible Debentures due 2021

(CUSIP Nos. 69344M AC 5 and 69344M AE 1)

Pursuant to, and subject to the terms and conditions described in, the Prospectus dated                  , 2006

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2006, UNLESS EARLIER TERMINATED OR EXTENDED.

, 2006

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

The PMI Group, Inc. (“PMI”) is offering to exchange $1,000 principal amount of a new series of 2.50% Senior Convertible Debentures due 2021 ( the “New Securities”) and an exchange fee of $3.50 for each $1,000 principal amount of validly tendered and accepted 2.50% Senior Convertible Debentures due 2021 (the “Old Securities”). Terms used but not defined herein that are defined in the Prospectus (as defined below) shall have the same meaning given them in such Prospectus.

The exchange offer is made on the terms and subject to the conditions set forth in PMI’s prospectus dated , 2006 (as may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal.

We are asking you to contact your clients for whom you hold Old Securities. For your use and for forwarding to those clients, we are enclosing copies of the Prospectus, as well as a Letter of Transmittal and Notice of Guaranteed Delivery for the Old Securities. We are also enclosing a printed form of letter which you may send to your clients, with space provided for obtaining their instructions with regard to the exchange offer. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

MacKenzie Partners, Inc. has been appointed Information Agent for the exchange offer and Banc of America Securities LLC has been appointed Dealer Manager. Any inquiries you may have with respect to the exchange offer should be addressed to the Information Agent or to the Dealer Manager, at the respective addresses and telephone numbers as set forth on the back cover of the Prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

Very truly yours,

THE PMI GROUP, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.